UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 2, 2005

XENOGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-32239	77-0412269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

860 Atlantic Avenue, Alameda, California

94501

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (510) 291-6100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 2, 2005, Xenogen Corporation (the “Company”) entered into an Amended and Restated Loan and Security Agreement, dated as of August 2, 2005 (the “SVB Loan Agreement”), among the Company, the Company’s subsidiary Xenogen Biosciences Corporation (“XBC”), and Silicon Valley Bank (“SVB”), and a Loan and Security Agreement, dated as of August 2, 2002 (the “PFG Loan Agreement”), among the Company, XBC and Partners for Growth, L.P (“PFG”).

The SVB Loan Agreement amends and restates a Loan and Security Agreement entered into between the Company and SVB on September 10, 2003 (the “Original Agreement”), and provides for revolving borrowings of up to $13 million. Up to $2 million of the availability under the SVB Loan Agreement may be used for letters of credit and cash management services. We currently have loans of approximately $6.3 million outstanding under the SVB Loan Agreement. These loans were borrowed under the Original Agreement and have been rolled into the SVB Loan Agreement. Loans under the SVB Loan Agreement mature on August 2, 2007 and bear interest at a floating rate equal to the greater of SVB’s prime rate plus 150 basis points or 5.5%. Through September 30, 2005, we have agreed to pay minimum interest to SVB in the amount that would be payable on borrowings of $6.5 million even if the loans actually outstanding are less. After September 30, 2005, we have agreed to pay minimum interest of not less than the amount that would be payable on borrowings of $8 million.

The SVB Loan Agreement contains restrictions on our ability to, among other things, dispose of assets, undertake mergers or acquisitions, incur indebtedness, create liens on assets, make investments, and pay dividends or repurchase stock. It also requires us to maintain a remaining months liquidity ratio of at least 4 to 1 until October 31, 2005 and at least 6 to 1 thereafter. The remaining months liquidity ratio consists of a ratio of our cash and cash equivalents plus 80% of eligible accounts receivable less amounts outstanding under the SVB Loan Agreement, to net income plus depreciation and amortization for the three-month period most recently ended. The SVB Loan Agreement also provides that if our modified quick ratio drops below 2 to 1, a new form of loan agreement attached as exhibit to the SVB Loan Agreement will become applicable and our borrowings will be limited to the lesser of $13 million or 80% of the amount of our eligible accounts receivable. Our modified quick ratio is defined as the ratio of our unrestricted cash and cash equivalents plus eligible accounts plus availability under the PFG Loan Agreement, to outstanding loans and other extensions of credit under the SVB Loan Agreement. The SVB Loan Agreement contains events of default that include, among others, non-payment of principal, interest or fees, breaches of covenants, material adverse changes, bankruptcy and insolvency events, cross-defaults, upaid judgments, inaccuracy of representations and warranties and events constituting a change of control.

The PFG Loan Agreement provides for revolving borrowings in an amount up to the lesser of $5 million, or 50% of our current assets minus the amount of any loans outstanding under our SVB Loan Agreement. Currently, under the borrowing formula, the entire $5 million would be available for borrowing. Any loans that are made under the PFG Loan Agreement mature on July 28, 2007 and bear interest at a floating rate equal to the prime rate plus 400 basis points. The PFG Loan Agreement contains restrictions, that are applicable when we have requested a borrowing or when loans are outstanding under the PFG Loan Agreement, on our ability to, among other things, dispose of assets, undertake mergers or acquisitions, incur indebtedness, create liens on assets, make investments, and pay dividends or repurchase stock. The PFG Loan Agreement contains events of default that include, among others, non-payment of principal, interest or fees, breaches of covenants, material adverse changes, bankruptcy and insolvency events, cross-defaults, upaid judgments, inaccuracy of representations and warranties and events constituting a change of control.

In connection with the PFG Loan Agreement and a cash payment of $1,800, on August 2, 2005, we entered into a Warrant Purchase Agreement under which we issued a Warrant to PFG. The Warrant was issued in a private offering in reliance on the exemption from the registration requirements of the Securities Act of 1933 under Section 4(2) of that act. The warrant is exercisable for our common stock at an exercise price of $3.60 per share. The Warrant provides for the issuance of up to 180,000 shares of our common stock upon exercise, but currently it is exercisable for only 90,000 shares. The number of shares for which the Warrant is currently exercisable will increase by 3,750 at the end of each month during which a loan is outstanding under the PFG Loan Agreement. If no loans are outstanding at the end of a month, the total number of shares of our common stock for which the Warrant may be exercised will be reduced by 3,750. The Warrant may be exercised by making a cash payment or through a cashless exercise by the surrender of warrant shares having a value equal to the exercise price of the portion of the Warrant being exercised. The Warrant expires on August 1, 2012.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” relating to the Warrant issued to PfG is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
4.1	Warrant Purchase Agreement, dated as of August 2, 2005, between Xenogen Corporation and Partners for Growth, L.P.

4.2	Warrant, dated as of August 2, 2005, issued by Xenogen Corporation to Partners for Growth, L.P.

10.1	Amended and Restated Loan and Security Agreement, dated as of August 2, 2005, among Xenogen Corporation, Xenogen Biosciences Corporation and Silicon Valley Bank.

10.2	Loan and Security Agreement, dated as of August 2, 2005, among Xenogen Corporation, Xenogen Biosciences Corporation and Partners for Growth, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOGEN CORPORATION

Date: August 8, 2005	By:	/s/ WILLIAM A. ALBRIGHT, JR.
William A. Albright, Jr.
Senior Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Warrant Purchase Agreement, dated as of August 2, 2005, between Xenogen Corporation and Partners for Growth, L.P.

4.2	Warrant, dated as of August 2, 2005, issued by Xenogen Corporation to Partners for Growth, L.P.

10.1	Amended and Restated Loan and Security Agreement, dated as of August 2, 2005, among Xenogen Corporation, Xenogen Biosciences Corporation and Silicon Valley Bank.

10.2	Loan and Security Agreement, dated as of August 2, 2005, among Xenogen Corporation, Xenogen Biosciences Corporation and Partners for Growth, L.P.